Exhibit 11.1

EXHIBIT

AUDITOR’S CONSENT

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Offering Circular on Form 1-A of Mycotopia Therapies, Inc. of our report dated April 14, 2021, related to the consolidated financial statements of Mycotopia Therapies, Inc. as of December 31, 2020 and 2019 and for the years then ended.

Yours truly,

/s/ Pinnacle Accountancy Group of Utah

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)Farmington, Utah

December 17, 2021